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                                VOTING TRUST AGREEMENT


              THIS AGREEMENT, is intended to memorialize and consolidate the terms of prior understandings of the parties and is therefore made effective as of the 15th day of October, 1994, by and between Robert M. Zupnik (hereinafter referred to as "Stockholder"), and James F. Chen, Trustee, and his successor and successors in the Trust, (hereinafter collectively referred to as "Voting Trustee"):

                      1. Stockholder has assigned and transferred to Voting Trustee the number of Shares of Virtual Open Network Environment Corporation (the Corporation) set opposite his or her signature hereto, for the purpose of vesting in Voting Trustee, as Trustee of an active trust, the right to vote thereon and act in respect thereof, for a period of two (2) years from the date hereof, subject to earlier termination by the Trustee as hereinafter provided.

                      2. Voting Trustee shall cause to be issued, in respect of the stock of the Corporation held by him, pursuant to the terms hereof, a voting trust certificate in a form acceptable to the parties and the Corporation (hereinafter referred to as the "voting trust certificate"):

                      3. In the event that Voting Trustee shall receive any additional stock certificates of Corporation by way of dividend upon stock held by it under this Agreement, Voting Trustee shall hold such stock certificates likewise subject to the terms of this Agreement, and shall issue voting trust certificates representing such stock certificates to the respective registered holder of the then outstanding voting trust certificate entitled to such dividend.

                      4. Voting Trustee shall execute any and all of the said voting trust certificates, and no voting trust certificate shall be valid unless duly signed by Voting Trustee. Each voting trust certificate shall be transferable on the voting trust certificate books of Voting Trustee (which shall be kept for that purpose at the office of the said Trustee) by the registered holder thereof, either in person of by duly authorized attorney, upon the surrender of such voting trust certificate properly endorsed for transfer. Until so transferred, the Voting Trustee may treat the registered holder of voting trust certificates as owner thereof for all purposes, except that the delivery of stock certificates hereunder and certain payments hereunder, as hereinafter provided, shall not be made without surrender of such voting trust certificates.

                      5. Until the termination of this Agreement each registered holder of a voting trust certificate shall be entitled to receive promptly from Voting Trustee payments equal to the amount of dividends (other than dividends represented by capital stock of the Corporation) or other distributions if any, collected by Voting Trustees upon the number of shares of stock of the Corporation standing in the name of such registered holder, and any payment representing the amount received upon redemption or sale of any common stock, represented by the voting trust certificate or certificates held by him, subject, however, to
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     the terms and conditions  of this Agreement.   Those registered as  holders
     of voting trust certificates on the dates fixed as record dates by the Corporation for dividends and for the allotment of rights shall be entitled to such payments and to any rights to the benefit of which holders of voting trust certificates may be entitled under this Agreement. Voting Trustee may, in his discretion, from time to time, close the voting trust certificate books against transfers of voting trust certificates for the purpose of determining the voting trust certificate holder entitled to such payments or to such rights, or for the purpose of determining the voting trust certificate holder entitled to vote at any meeting thereof or to do any thing or act to be done or performed by said holders.

                      6. This Agreement shall terminate two (2) years from its effective date without notice by or action of the Voting Trustee; but, at any earlier time, it may be terminated by the written action of the Voting Trustee, in his uncontrolled discretion, by signing a declaration to that effect and sending a copy of the same to each registered holder of voting trust certificates issued hereunder. Upon termination of this
     Agreement as above specified, Voting Trustee, in exchange for, or upon surrender of, any voting trust certificate then outstanding, shall, in accordance with the terms hereof, and out of the stock held by him hereunder, deliver proper certificates of stock of the Corporation to the holders of voting trust certificates and thereupon all liability of Voting Trustee, or his successors, or successor, or of any of them, for the delivery of said stock certificates shall cease and terminate. Voting Trustee may call upon and require the holders of voting trust certificates to surrender them in exchange for certificates of stock of the number of shares to which they are entitled hereunder.

                      7. Until the actual transfer of stock certificates to the holders of voting trust certificates hereunder, Voting Trustee shall, in his uncontrolled discretion, in respect of any and all of the stock held by him hereunder, except as in this Agreement expressly limited, possess and be entitled to exercise the right to vote thereon for every purpose, in person or by proxy, to waive any stockholder's privilege in respect thereof, excluding any right or privilege to subscribe for any increased stock, and to consent to any lawful corporate act of the Corporation, as though absolute owner of said stock, it being expressly agreed that no voting right shall pass to others by or under said voting trust certificates, or by or under this Agreement, or by or under any other agreement, express or implied. Voting Trustee is specifically authorized by way of example, without limiting his rights hereunder, to vote the stock held by him for, or to consent in respect thereof to, any increase or reduction of the stock of the Corporation, any agreement of consolidation, merger, share exchange or the sale or other disposition of all, substantially all, or any part of the property, assets and franchises of the Corporation and the granting, ratification or confirmation of any option or options therefor (whether executed before or after the execution of this Agreement, and whether or not such option or options extend(s) beyond the term of this Agreement), or the dissolution of the Corporation, and the judgment of Voting Trustee as to the adequacy of the consideration thereby to be received by the Corporation and Stockholder (provided

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     Stockholder and each holder of a voting trust certificate of each class  is treated uniformly, share for share) shall be conclusive and binding upon Stockholder and the holders of voting trust certificates and all persons
     claiming  through or under  them.   Any person  acting as a  Voting Trustee
     under  this Agreement  may,  directly or  indirectly,  transact any  lawful business  with  the  Corporation, notwithstanding  is  position  as  Voting
     Trustee.    Voting Trustee  may  also  serve  as  director and  compensated officer of the Corporation and may vote for himself, as such.

                      8. In the event of the death, resignation or other permanent inability to serve of the Voting Trustee, James F. Chen, then /s/ Charles C. Chen shall serve as successor Voting Trustee, and in the event of the death, resignation, inability or refusal to serve of such successor, then anything contained herein to the contrary notwithstanding, this Agreement shall cease and terminate without notice by or action of such successor Voting Trustee. Such successor shall serve for the unexpired term in the place and stead of the original Voting Trustee, as above provided, and the authority, powers, duties, obligations, and limitations of the said original Voting Trustee shall devolve upon such successor with the same effect as if such successor had been the person named as original Voting Trustee. The successor of any person acting as Voting Trustee shall, by written agreement, undertake the performance of this voting trust in accordance with its terms.

                      9.       At  any  meeting  of  the  stockholders  of   the
     Corporation, any person then acting as a Voting Trustee may vote or act in person or by proxy to any other person whether or not such other person is a Voting Trustee, and any person acting as a Voting Trustee may give a power or attorney to any other person, whether or not such other person is acting as a Voting Trustee, to sign for him in case of action taken in writing without a meeting. Voting Trustee may adopt his own rules of procedure and may vote as stockholder of the Corporation in person or by proxy.

                      10. In voting the stock represented by the stock certificates issued to Voting Trustee as hereinbefore provided, the person acting as Voting Trustee shall exercise his best judgment to the end that the business and affairs of the Corporation shall be properly managed; but no person acting as Voting Trustee assumes any responsibility in respect of such management, or in respect of any action taken by Voting Trustee, or of his successor, or of any person acting as such, or taken in pursuance of his consent thereto, or in pursuance of his vote so cast, and no person acting as a Voting Trustee shall incur any responsibility, as stockholder, trustee or otherwise, by reason of any error of law, or of any matter or thing done, except for his own wilful misconduct.

                      11. The term "Corporation", for the purposes of this agreement and of all rights hereunder, including the issue and delivery of stock certificates, shall be taken to mean Virtual Open Network Environment Corporation, a Maryland corporation, or any corporation successor to it.


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                      12.      Each and all of the terms and provisions  of this
     agreement shall be and are hereby made binding upon the parties, their heirs, personal representatives, guardians and assigns.

                      13.      Voting  Trustee  shall  have   no  duty  to  hold
     meetings of holders of voting trust certificates, but he shall be entitled to do so if he wishes. Ten days' written notice of every meeting of holders of voting trust certificates shall be given and such notice shall state the place, day and hour and the purpose, if any, of such meeting, but any holder of a voting trust certificate may waive such notice in writing, either before or after the holding of the meeting. No notice of any adjourned meeting need be given. Every such meeting shall be held in the State of Maryland at a place designated by Voting Trustee, unless the holders of voting trust certificates representing two-thirds of the stock held by the Voting Trustee consent in writing to the holding thereof at another place. The failure to hold meetings shall not in any manner or degree impair or reduce the authority of Voting Trustee hereunder.

                      14. All notices to be given to the holders of voting trust certificates may be given by mailing the same to the registered holders thereof at their addresses as the same last appear on the voting trust certificate books of Voting Trustee, and any notice, mailed as herein provided, shall be taken as though personally served on all the holders of voting trust certificates, and such mailing shall be the only notice required to be given under any provisions of this agreement.

                      15.      This  agreement  shall  be   filed  with   Voting
     Trustee, and a duplicate hereof shall be filed in the principal office of Corporation.

                      16. The Voting Trustee, hereby accepts the above trust, subject to all of the terms, conditions and reservations herein contained, and agrees that he will exercise the powers and perform the duties of Voting Trustee as herein set forth, according to his best judgment.

                      IN  WITNESS   WHEREOF,  this  agreement   is  executed  at
     Rockville, Maryland.

     Witness:


     ---------------------------       -----------------------------------
                                       James F. Chen, Voting Trustee


                                       /s/ Robert M. Zupnik  25,000 shares
     -----------------------           ------------------------------------
                                                      , Stockholder




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